UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 13, 2005


                             CATCHER HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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         DELAWARE                   000-50299                 62-0201385
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 (State or Other Jurisdiction      (Commission             (I.R.S. Employer
      of Incorporation)            File Number)         Identification Number)
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                             39526 CHARLESTOWN PIKE
                            HAMILTON, VIRGINIA 20158
          (Address of Principal Executive Offices, including zip code)

                     (540) 882-3087 (Registrant's telephone
                          number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

RESTRICTED STOCK GRANTS TO CHIEF FINANCIAL OFFICER AND NON-EMPLOYEE DIRECTORS

On December 13, 2005, the Board of Directors (the "Board") of Catcher Holdings, Inc., a Delaware corporation (the "Company"), approved the grant of restricted shares of the Company's Common Stock (the "Restricted Shares") outside of the Company's 2005 Stock Incentive Plan to Jeff Gilford, the Company's Chief Financial Officer, and Harry Casari, Clay Foushee, Jr., and Cathal Flynn, the non-employee members of the Board (the "Non-Employee Directors").

Each grant of the Restricted Shares was approved to be effective on the first business day following the filing and effectiveness of a Registration Statement on Form S-8 to register the grant of the Restricted Shares. None of the Restricted Shares will be granted until after the filing and effectiveness of such Registration Statement.

In connection with the grants, the Company and each of Mr. Gilford and the Non-Employee Directors will enter into a Restricted Stock Award Agreement.

Pursuant to the Restricted Stock Award Agreement to be entered with Mr. Gilford, Mr. Gilford will receive 100,000 Restricted Shares. 50,000 of the Restricted Shares will vest on June 16, 2006 and 50,000 of the Restricted Shares will vest on June 16, 2007.

The Restricted Stock Award Agreement with Mr. Gilford provides that, in the event that Mr. Gilford's continuous service is terminated (a) as a result of Mr. Gilford's death or disability or (b) by the Company other than for cause, then 100% of the Restricted Shares automatically shall become vested immediately prior to the date of such termination of continuous service. In the event that Mr. Gilford's continuous service is terminated for any reason (other than termination as the result of death or disability or termination by the Company other than for cause), any unvested Restricted Shares held by the Grantee immediately following such termination of continuous service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the grantee.

Pursuant to the Restricted Stock Award Agreement to be entered into with each Non-Employee Director, each of the Non-Employee Directors will receive 60,000 Restricted Shares. 20,000 of the Restricted Shares will vest on January 5, 2007, 20,000 of the Restricted Shares will vest on January 5, 2008 and 20,000 of the Restricted Shares will vest on January 5, 2009.

Each of the Restricted Stock Award Agreements with the Non-Employee Directors provides that, in the event the grantee's continuous service is terminated for any reason (including death or disability), any unvested Restricted Shares held by the grantee immediately following such termination of continuous service will be deemed reconveyed to the Company and the Company will thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the grantee.

INDEMNIFICATION AND REIMBURSEMENT ARRANGEMENT WITH PRESIDENT AND CHIEF EXECUTIVE OFFICER

On December 13, 2005, the Board approved an indemnification arrangement with the Company's President and Chief Executive Officer, Charles Sander, who is also a director. Under the arrangement, in exchange for Mr. Sander's agreement that the Company and its subsidiary may continue to use Mr. Sander's residence as an office, the Company's subsidiary has agreed to indemnify and defend each of Mr. Sander, his spouse and all other family members residing at, and each other person visiting or who is a guest at, Mr. Sander's residence, and each of their heirs, administrators and representatives, from and against claims and losses of any nature whatsoever, including, without limitation, losses from personal injury, death and property damage, arising out of the use or alleged use of Mr. Sander's residence as an office of the Company or its subsidiary. The Company currently carries commercial liability insurance on Mr. Sander's personal residence for business-related liability and property loss.

In addition, on December 13, 2005, the Board authorized the Company's subsidiary to reimburse Mr. Sander his out-of-pocket expenses for the use of Mr. Sander's residence as an office of the Company and its subsidiary for as long as such use continues.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     10.1 Description of Indemnification and Reimbursement Arrangement with Charles Sander.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CATCHER HOLDINGS, INC.


December 19, 2005                       By:         /s/ Charles Sander
                                           -------------------------------------
                                                      Charles Sander
                                           President and Chief Executive Officer


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